UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2023

LIV CAPITAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41269	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey Mexico, CDMX	11040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 55 1100 2470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and three-quarters of One Redeemable Warrant	LIVBU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	LIVB	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LIVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously announced, on April 7, 2023, LIV Capital Acquisition Corp. II, a Cayman Islands exempted company (“LIVB”), Covalto Ltd., a Cayman Islands exempted company (“Covalto”), and Covalto Merger Sub Ltd., a Cayman Islands exempted company and direct, wholly-owned subsidiary of Covalto (“Merger Sub” and together with Covalto, the “Covalto Parties”), entered into the Second Amendment to Business Combination Agreement (the “Second BCA Amendment”) to amend the previously announced Business Combination Agreement dated August 17, 2022, as previously amended by the First Amendment to Business Combination Agreement dated September 16, 2022, by and among LIVB, Covalto and Merger Sub (the “Original BCA” and, as amended by the Second BCA Amendment, the “BCA”). LIVB and Covalto Parties are collectively referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to them in the BCA.

Termination of Business Combination Agreement

On November 20, 2023, the Parties entered into a Mutual Termination of Business Combination Agreement (the “Termination Agreement”), pursuant to which LIVB and Covalto each mutually agreed to terminate the BCA effective immediately.

Pursuant to the Termination Agreement, Covalto agreed to deliver the Termination Fee (as defined in the BCA) to LIVB, calculated in accordance with Section 10.3(a)(ii)(2) (Termination Fee) of the BCA, deliverable and payable on the terms and subject to the conditions set forth therein. The Termination Agreement provides that the Parties have agreed that such subsection of the BCA is amended to provide that the Termination Fee shall consist of a fixed number of Series B-2 Preference Shares of Covalto, to be delivered by Covalto per LIVB’s instructions no later than December 22, 2023, and reimbursement to LIVB of US$1.5 million in expenses (against one or more valid invoices), by wire transfer of immediately available funds, where such cash is payable upon the earlier of (x) the time of Covalto’s next bona fide equity financing of, or bona fide equity financings aggregating, at least $20,000,000 in gross proceeds, subject to certain exceptions, and (y) one year following the date of the Termination Agreement.

Item 7.01. Regulation FD Disclosure.

On November 20, 2023, LIVB issued a press release announcing that it has entered into a mutual termination agreement with respect to its pending business combination and that it will redeem all of its outstanding Class A ordinary shares, effective as of December 8, 2023. Because of the termination of its pending business combination, the Board of Directors has determined that it is in the best interests of the shareholders to liquidate and redeem all of the Class A ordinary shares. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of LIVB. For example, statements about the payment of the termination fees, the expectation that LIVB will cease all of its operations, the anticipated date upon which the shares will cease trading and be deemed cancelled, and the expected timing of the completion of the redemption are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by LIVB, are inherently uncertain.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, LIVB does not undertake any duty to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2023

LIV CAPITAL ACQUISITION CORP. II

By:	/s/ Alexander R. Rossi
Name:	Alexander R. Rossi
Title:	Chief Executive Officer and Chairman